Item 27 Exhibit (h) i d1i.

NINTH AMENDMENT TO PARTICIPATION AGREEMENT

Among

MML SERIES INVESTMENT FUND II

And

MML INVESTMENT ADVISERS, LLC

And

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

And

MML BAY STATE LIFE INSURANCE COMPANY

And

C.M. LIFE INSURANCE COMPANY

THIS AMENDMENT dated August 11, 2015 amends the Participation Agreement entered into as of the 17th day of November, 2005, as amended to date, (the “Agreement”) by and among Massachusetts Mutual Life Insurance Company (“MassMutual”), MML Bay State Life Insurance Company, C.M. Life Insurance Company, each on their own behalf and on behalf of each segregated asset account of each insurance company, and MML Series Investment Fund II (“MML II Trust”).

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures as of the date set forth above.

MML SERIES INVESTMENT FUND II		MML INVESTMENT ADVISERS, LLC

By its authorized officer		By its authorized officer

By:	/s/ Jeffrey M. Dube	By:	/s/ Erik H. Wietsma

Print Name:	Jeffrey M. Dube	Print Name:	Erik H. Wietsma

Title:	President	Title:	President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		MML BAY STATE LIFE INSURANCE COMPANY

By its authorized officer		By its authorized officer

By:	/s/ Dana Tatro	By:	/s/ Dana Tatro

Print Name:	Dana Tatro	Print Name:	Dana Tatro

Title:	Senior Vice President	Title:	Senior Vice President

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C. M. LIFE INSURANCE COMPANY

By its authorized officer

By:	/s/ Dana Tatro

Print Name:	Dana Tatro

Title:	Senior Vice President

Schedule A

MML Series Investment Fund II

MML Series Investment Fund II (“MML II Trust”) agrees to make available all the series of MML II Trust (the “Funds”). Funds include both Service Class or Service Class I shares and non-service class shares. The Funds will be available for any contracts/policies and/or separate accounts sponsored by Massachusetts Mutual Life Insurance Company, MML Bay State Life Insurance Company or C.M. Life Insurance Company.

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